UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

 PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland		001-36007	46-2519850
(State of Organization)		(Commission File Number)	(IRS Employer Identification No.)

309 N. Water Street, Suite 500		53202
Milwaukee	Wisconsin
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 24, 2021, Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), as borrower, and Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), as guarantor, executed a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with KeyBank National Association, as administrative agent, KeyBanc Capital Markets, Inc., BMO Capital Markets and Citizens Bank, N.A., as lead arrangers and co-book runners, BMO Capital Markets and Citizens Bank, N.A., as co-syndication agents, and the lenders party thereto. The Credit Agreement amends and restates that certain Second Amended and Restated Credit Agreement dated as of August 7, 2018 (as amended, supplemented or otherwise modified prior to the Closing Date, the “Prior Credit Agreement”)

The Credit Agreement extends the maturity date in respect of the revolving credit facility thereunder from September 18, 2022 to September 24, 2025 (extendable by two, 6-month periods), reduces the interest rate margins, increases the amount of commitments under the revolving credit facility from $850,000,000 to $1,000,000,000, and modifies certain covenants and terms thereunder to provide the Company and its subsidiaries (including the Operating Partnership) with greater flexibility. The Credit Agreement continues to contain a term loan facility in the aggregate principal amount of $250,000,000, with a maturity date of June 10, 2023. The Credit Agreement also includes a swingline loan subfacility, and a letter of credit subfacility, each for up to 10% of the aggregate revolving loan commitments under the Credit Agreement. The Credit Agreement provides an accordion feature permitting the Operating Partnership to increase borrowing capacity by up to an additional $500,000,000, subject to customary terms and conditions, resulting in a potential maximum borrowing capacity of $1,750,000,000 (an increase from $1,600,000,000 under the prior credit agreement).

Pursuant to the Credit Agreement, borrowings will bear interest on the outstanding principal amount at a rate equal to LIBOR plus 0.725% to 1.40% (a reduction from 0.775% to 1.45%) in respect of the revolving credit facility and LIBOR plus 0.85% to 1.65% (unchanged) in respect of the term loan facility. The Credit Agreement also provides for borrowing at a base rate plus 0.00% to 0.40% (a reduction from 0.00% to 0.45%) in respect of the revolving credit facility and base rate plus 0.00% to 0.65% (unchanged) in respect of the term loan facility. In each case, the applicable interest rate margin is determined by the current credit rating of the Operating Partnership. The Credit Agreement includes customary LIBOR replacement terms. The Credit Agreement also includes a sustainability component whereby the revolving credit facility pricing can be reduced upon the Company’s achievement of certain sustainability ratings, as determined by an independent third-party evaluation.

The Credit Agreement also contains representations and warranties, affirmative, negative and financial covenants customary for financings of this type that, among other things, require compliance with leverage and coverage ratios and maintenance of minimum tangible net worth, as well as covenants that may limit the Company’s and the Operating Partnership’s ability to incur certain other indebtedness, loans and investments, liens, mergers, asset sales and transactions with affiliates. The Operating Partnership may, at any time, voluntarily prepay any revolving or term loan under the Credit Agreement in whole or in part without premium or penalty. The credit facilities under the Credit Agreement remain unsecured.

The Credit Agreement also contains events of default customary for financings of this type, and if an event of default occurs and continues, subject to the terms of the Credit Agreement, the administrative agent and the lenders under the Credit Agreement will have options to exercise remedies, including acceleration and demand under the guarantee provided by the Company.

Certain of the parties to the Credit Agreement and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company for which they have in the past received, and may in the future receive, customary fees and expenses.

The representations, warranties and covenants contained in the Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties thereto. Accordingly, the representations and warranties in the Credit Agreement are not necessarily characterizations of the actual state of facts of the Company and its subsidiaries (including the Operating Partnership) at the time they were made or otherwise should be read only in conjunction with the other information that the Company and the Operating Partnership make publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

A copy of the Company’s press release announcing the entry into the Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits.

10.1
Third Amended and Restated Credit Agreement, dated September 24, 2021, among Physicians Realty L.P., as Borrower, Physicians Realty Trust, as Guarantor, the Lenders party thereto, KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets, Inc., BMO Capital Markets and Citizens Bank, N.A., as Lead Arrangers and Co-Bookrunners, and BMO Capital Markets and Citizens Bank, N.A., as Co-Syndication Agents.*

99.1	Press Release, dated September 28, 2021, issued by Physicians Realty Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 28, 2021		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated September 24, 2021, among Physicians Realty L.P., as Borrower, Physicians Realty Trust, as Guarantor, the Lenders party thereto, KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets, Inc., BMO Capital Markets and Citizens Bank, N.A., as Lead Arrangers and Co-Bookrunners, and BMO Capital Markets and Citizens Bank, N.A., as Co-Syndication Agents.*

99.1	Press Release, dated September 28, 2021, issued by Physicians Realty Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.